Exhibit 32

Certification of Chief Executive Officer AND CHIEF Accounting OFFICER

Pursuant to Section 18 U.S.C. Section 1350

In connection with this annual report on Form 10-K of Fred’s, Inc. each of the undersigned, Jerry A Shore and Sherri L. Tagg, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Fred’s, Inc.

Date: April 16, 2015	/s/ Jerry A. Shore
Jerry A. Shore
Chief Executive Officer

Date: April 16, 2015	/s/ Sherri L. Tagg
Sherri L. Tagg, Executive Vice President,
Chief Accounting Officer